Exhibit 1.1

Execution Version

4,500,000 Shares

TD Synnex Corporation

Common Stock

UNDERWRITING AGREEMENT

January 25, 2023

Goldman Sachs & Co. LLC,

Barclays Capital Inc.,

Citigroup Global Markets Inc.,

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The stockholders named in Schedule II attached hereto as Selling Stockholders (the “Selling Stockholders”) of TD Synnex Corporation, a Delaware corporation (the “Company”), propose to sell, severally and not jointly, an aggregate of 4,500,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) for whom you are acting as representatives (the “Representatives”). In addition, the Selling Stockholders propose to grant to the Underwriters, severally and not jointly, an option to purchase up to an aggregate of 675,000 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”. Subject to the sale of the Firm Stock by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters (the “Share Repurchase”) an aggregate of 900,000 shares of Common Stock (such shares, the “Repurchase Shares”) pursuant to Section 3 of this Agreement. This Agreement is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the Underwriters, and the purchase of the Repurchase Shares from the Underwriters by the Company.

As used in this Agreement:

“Applicable Time” means 8:30 P.M. (New York City time) on January 25, 2023;

“Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, became, or is deemed to have become, effective in accordance with the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”);

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

“Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act;

“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

“Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

“Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date;

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act; and

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

1.	Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 (File No. 333-259270) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Representatives. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.

(c) The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) Since the time of initial filing of the Registration Statement, the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock. The Company was not an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date.

(e) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder.

(f) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(g) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(j) Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(k) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VII hereto, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f). Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Stock will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(l) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule VI hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(m) The Company is not and, as of the applicable Delivery Date after giving effect to the Share Repurchase, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(n) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act and the rules and regulations promulgated thereunder or otherwise, in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Stock.

(o) The Company and each of its subsidiaries have been duly organized, are validly existing and, if applicable, are in good standing under the laws of their respective jurisdictions in which they are chartered or organized with power and authority to own or lease, as the case may be, and to operate their properties and conduct their businesses as described in the Pricing Disclosure Package and Prospectus, and are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to so qualify or to be in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement and the Stock (a “Material Adverse Effect”).

(p) The Company has an authorized and outstanding capitalization as set forth in the Pricing Disclosure Package and Prospectus. All of the outstanding shares of capital stock of the Company and its subsidiaries (including the Stock sold hereunder) have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Pricing Disclosure Package and Prospectus, all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(q) The statements in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” and the statements in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize in all material respects such legal matters, agreements, documents or proceedings.

(r) This Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein (including the Share Repurchase), except such as may be required under the blue sky laws of any jurisdiction in which the Stock is being offered and sold.

(t) Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, none of the execution and delivery of this Agreement or the consummation of any other of the transactions contemplated herein (including the Share Repurchase), or the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of (ii) above, for such breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

(u) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Pricing Disclosure Package and Prospectus present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial data included in the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (including the Share Repurchase) or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus.

(w) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, as applicable, except in the case of (ii) and (iii) above, for such breaches, violations or defaults as would not reasonably be expected to have a Material Adverse Effect.

(x) Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements incorporated by reference in the Pricing Disclosure Package: (i) there has been no material adverse change, or any development of the Company or any of its subsidiaries that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, or operations of the Company or its subsidiaries, taken as a whole (a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not, other than in the ordinary course of business, incurred any material liability or obligation, indirect, direct or contingent, nor, other than in the ordinary course of business, entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company and its subsidiaries of any class of capital stock except for dividends paid to the Company or its subsidiaries.

(y) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Pricing Disclosure Package and Prospectus, are independent public accountants with respect to the Company in accordance with local accounting rules and within the meaning of the Securities Act.

(z) The Company and each of its subsidiaries have filed all applicable tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been made in accordance with GAAP or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(aa) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or any of its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(bb) The Company and each of its subsidiaries are insured by recognized, financially sound and reputable institutions against such losses and risks and in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. Except as would not reasonably be expected to have a Material Adverse Effect, (i) all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (ii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments; (iii) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (iv) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and (v) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd) The Company and its subsidiaries, considered as one entity, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) The Company and its subsidiaries, considered as one entity, maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 of the Exchange Act.

(ff) The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). Except as set forth in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder is so qualified; the Company and each of its subsidiaries have fulfilled their obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company or any of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(hh) The subsidiaries listed on Exhibit B attached hereto are the only “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X of the Commission) of the Company.

(ii) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees, nor, to the knowledge of the Company, any agent, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently subject to or the target of any Sanctions (as defined below); or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic). The Company and each of its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(jj) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(kk) The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by it and each of its subsidiaries and their respective directors, officers, employees and agents with the Foreign Corrupt Practices Act of 1977 (the “FCPA”), and the rules and regulations thereunder, and all other laws, rules, and regulations of any jurisdiction applicable to the Company and its subsidiaries concerning or relating to bribery, corruption or money laundering (“Anti-Corruption Laws”) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or HM Treasury of the United Kingdom, the Government of Canada, the government of Japan or other relevant authority (“Sanctions”). Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors, agents, affiliates, and any other person authorized to act on behalf of the Company or any of its subsidiaries, are in compliance with Anti-Corruption Laws.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) The Company and its subsidiaries own, possess, license or have other valid and enforceable rights to use on reasonable terms, all material patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property (collectively, the “Intellectual Property”) used in, held for use in or reasonably necessary for the conduct of the Company’s business as now conducted or as proposed in the Pricing Disclosure Package and the Prospectus to be conducted (“Company IP”). Except as set forth in the Pricing Disclosure Package and the Prospectus, (i) no party has been granted an exclusive license to use any portion of Company IP owned by the Company or any of its subsidiaries; (ii) the Company and each of its subsidiaries own, or have rights to use under license, all Company IP free and clear in all material respects of all adverse claims, liens or other encumbrances; (iii) to the knowledge of the Company, there is no material infringement, misappropriation or other violation by third parties of any Company IP; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company or any of its subsidiaries’ rights in or to any Company IP in any material respect, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any Company IP in any material respect, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries’ business infringes, misappropriates or otherwise violates any Intellectual Property of any third party in any material respect, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; and (vii) to the knowledge of the Company, there is no valid and subsisting patent or published patent application that would preclude the Company or any of its subsidiaries, in any material respect, from practicing any Company IP. The Company and its subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Company IP, including confidential information and trade secrets, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

(nn) (i) Except as disclosed in the Pricing Disclosure Package and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including all personal, personally identifiable, sensitive, confidential or regulated data of their respective customers, employees, suppliers, vendors and any third-party data collected, processed, stored, maintained or otherwise used by or on behalf of them), equipment or technology (collectively, the “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to the IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, policies and contractual obligations relating to the use, processing, privacy and security of the IT Systems and Data and to the protection of the IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with reasonable industry standards and practices.

(oo) Other than as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements incorporated by reference in the Pricing Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and/or do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company and its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and/or do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder severally and not jointly represents, warrants and agrees that:

(a) Such Selling Stockholder has been duly organized and is validly existing as a corporation, limited liability company, public agency, or a limited partnership, as the case may be, in good standing in its jurisdiction of formation.

(b) Such Selling Stockholder is a United States person (as the term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for U.S. federal income tax purposes.

(c) Such Selling Stockholder has good and valid title to the shares of Stock to be sold by such Selling Stockholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities or adverse claims, except for any liens, encumbrances, equities or adverse claims arising under (1) the Margin Loan Agreement dated as of March 3, 2022 among AP IX Tiger Holdings, L.P., AP IX Tiger Holdings GP, LLC, the lenders party thereto and Barclays Bank plc (and any refinancing or other modification of such margin loan financing) or (2) the Margin Loan Agreement dated as of March 3, 2022 among AP IX Tiger Co-Invest (ML), L.P., AP IX Tiger Co-Invest (ML) GP, LLC, the lenders party thereto and Barclays Bank plc (and any refinancing or other modification of such margin loan financing). On each Delivery Date as provided in Section 4, such Selling Stockholder will, upon delivery of the shares of Stock to be sold by such Selling Stockholder hereunder on such Delivery Date, have good and valid title to such shares of Stock and any “security entitlement” within the meaning of Section 8-501 of the UCC in respect thereof, free and clear of all liens, encumbrances, equities or adverse claims.

(d) [Reserved]

(e) [Reserved]

(f) Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock) (i)

DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock, and (iii) an action based on an adverse claim, within the meaning of Section 8-102 of the UCC, may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g) Such Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(h) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(i) The sale of the Stock by such Selling Stockholder, the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Stockholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder, except, with respect to clauses (i) and (iii), conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement.

(j) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder is required for the sale of the Stock by such Selling Stockholder, the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(k) The Pricing Disclosure Package, at the Applicable Time did not, and as of the Initial Delivery Date and as of each Option Stock Delivery Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of such Selling Stockholder’s Selling Stockholder Information. Each Underwriter, the Company and such Selling Stockholder agree that the “Selling Stockholder Information” with respect to a Selling Stockholder consists solely of the information furnished by such Selling Stockholder for use in connection with the offering in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which consists solely of (i) the name, address and number of shares of Common Stock owned by such Selling Stockholder, before and after the offering, and (ii) the other information with respect to such Selling Stockholder that appears in the table (and corresponding footnotes) under the caption “Selling Stockholders,” in each case, in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any Issuer Free Writing Prospectus.

(l) [Reserved]

(m) [Reserved]

(n) [Reserved]

(o) Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company, including any of its subsidiaries, that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(q) [Reserved]

(r) Neither such Selling Stockholder nor any of its subsidiaries (to the extent applicable), nor any director or officer of such Selling Stockholder or any of its subsidiaries (to the extent applicable) nor, to the knowledge of such Selling Stockholder, any employee of such Selling Stockholder or any of its subsidiaries (to the extent applicable) or any agent, affiliate or other person associated with or acting on behalf of such Selling Stockholder has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and such Selling Stockholder has conducted its business in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and has instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither such Selling Stockholder nor any of its subsidiaries (to the extent applicable) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment of giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s) The operations of such Selling Stockholder and its subsidiaries (to the extent applicable) is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries (to the extent applicable) with respect to the Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

(t) Neither such Selling Stockholder nor any of its subsidiaries (to the extent applicable), directors or officers, nor, to the knowledge of such Selling Stockholder, any of such Selling Stockholder or any agent, controlled affiliate or other person associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries (to the extent applicable) is (i) currently subject to or the target of any Sanctions; or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and such Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. Such Selling Stockholder has not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3. Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from the Selling Stockholders that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by the Selling Stockholders as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule I represents to the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine. Subject to the sale of the Firm Stock by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, the number of Repurchase Shares specified herein at the price to the public set forth in Schedule IV (the “Price to Public”), as described in the Pricing Disclosure Package and the Prospectus.

In addition, each Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite such Selling Stockholder’s name in Schedule II hereto, severally and not jointly. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 4 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by each Selling Stockholder as set forth in Schedule II hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock; provided, however, that the amount paid by the Underwriters for any Option Stock shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Stock but not payable on such Option Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $93.3625 per share; provided that the purchase price payable by the Underwriters to the Selling Stockholders for the shares of Firm Stock that are being repurchased by the Company pursuant to the Share Repurchase shall instead be equal to the Price to Public. The number of shares of Firm Stock to be purchased by each Underwriter from the Selling Stockholders at the Price to Public shall be based on the same proportion as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule I represents to the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement, subject to rounding among the Underwriters to avoid fractional shares, as the Representatives may determine. The number of shares of Firm Stock to be sold by each Selling Stockholder to the Underwriters at the Price to Public shall be based on the same proportion as the number of shares of the Firm Stock set forth opposite the name of such Selling Stockholder in Schedule II represents to the total number of shares of the Firm Stock to be sold by all of the Selling Stockholders pursuant to this Agreement, subject to rounding among the Underwriters to avoid fractional shares, as the Representatives may determine.

The Selling Stockholders are not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Selling Stockholders. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Firm Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct. In addition, subject to the sale of the Firm Stock by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, payment of the aggregate purchase price of the Repurchase Shares shall be made by the Company to the Underwriters in immediately available funds to an account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company at the Initial Delivery Date.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Selling Stockholders by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date”, and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Stock by the Selling Stockholders and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Selling Stockholders. On each Option Stock Delivery Date, the Selling Stockholders shall deliver, or cause to be delivered, the Option Stock, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the

Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof upon reasonable written request; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal of such order.

(ii) Upon written request, to furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver, upon written request, promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file as promptly as practicable with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission in connection with the offering or sale of the Stock.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld, conditioned or delayed).

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned or delayed).

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) To make generally available to the Company’s security holders and to deliver to the Representatives as soon as practicable, but in any event not later than 16 months after the effective date of the registration statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval system.

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to use reasonable best efforts to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, lend or otherwise dispose of (or enter into any transaction or device that is designed to, or could be reasonably expected to, result in the disposition by any person of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than (i) Common Stock, options to purchase Common Stock, restricted stock, restricted stock units and any other equity incentive compensation issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans described in the Registration Statement, the Preliminary Prospectus and the Prospectus, (ii) Common Stock issued upon exercise of outstanding options, warrants or rights, whether or not issued under one of those plans, and Common Stock issued upon the exercise of options or the settlement of restricted stock units granted under such plans or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition, and (iii) the issuance by the Company of shares of Common Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof, including any shares of Common Stock issued upon the exercise of any warrants issued by the Company and any transfers of shares of Common Stock to the Company upon a “net” or “cashless” exercise of any warrants issued by the Company), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) publicly file or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any shares of

Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule III hereto and the Selling Stockholders to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) To pay the required Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso in clause (i) therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(xii) [Reserved]

(xiii) [Reserved]

(xiv) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

(xv) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, if requested by the Representatives, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xvi) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xvii) The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the FinCEN Certification.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Further Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees:

(a) Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock;

(b) To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9.

(c) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(d) Such Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

7. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) [reserved]; (f) any required review by the FINRA of the terms of sale of the Stock (including related reasonable and documented fees and expenses of counsel to the Underwriters in an amount that is not greater than $10,000); (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Underwriters); (h) documented fees and expenses of one firm of counsel to each Selling Stockholder; (i) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show and travel and lodging expenses of the representatives and officers of the Company; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 7 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters. The Selling Stockholders agree to pay all underwriting discounts and commissions in connection with the sale of the Stock.

8. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) [Reserved]

(c) Pillsbury Winthrop Shaw Pittman LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(d) The counsel for each Selling Stockholder shall have furnished to the Representatives its written opinion, as counsel to such Selling Stockholder, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(e) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Representatives shall have received from KPMG LLP a letter (the “bring-down letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer or its Chief Financial Officer (solely in their capacities as such) as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the knowledge of such officers, threatened; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii) To the effect of Section 8(j) (provided that no representation with respect to the judgment of the Representatives need be made).

(i) Each Selling Stockholder shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder stating that (i) the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct on and as of such Delivery Date, and (ii) such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(j) (i) Except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock (other than as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock, pursuant to the Company’s equity plans) or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date by the Selling Stockholders on the terms and in the manner contemplated in the Prospectus.

(m) [Reserved]

(n) The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule III and the Selling Stockholders, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

9. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Testing-the-Waters Communication (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other documented out of pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(f).

(b) The Selling Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of such Selling Stockholder or used or referred to by such Selling Stockholder in connection with the offering of the Stock in violation of Section 6(a) being referred to as a “Selling Stockholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of such Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (before deducting expenses) from the offering of the shares of the Stock purchased under the Agreement received by such Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter. Notwithstanding the foregoing, such Selling Stockholder shall be liable under this Section 9(b) only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in reliance upon and in conformity with the Selling Stockholder Information, or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Stockholder Free Writing Prospectus.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholders, their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(f).

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the reasonably incurred fees and expenses of such counsel related to such claim or action. In any such claim or action, the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any action or claim or related action or claim in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, except as provided for in this Section 9. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(e) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b) or 9(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any documented out of pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

(f) It is understood and agreed upon that the statements regarding the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

10. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company and the Selling Stockholders that they have so arranged for the purchase of such Stock, or the Company and the Selling Stockholders notify the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Selling Stockholders may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Selling Stockholders shall not exercise the right described in paragraph (a) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 7 and 12 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 8(j), 8(k) and 8(l) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholders shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Company and each Selling Stockholder acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise and are not providing a recommendation or investment advice, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company, such Selling Stockholder, and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or such Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and such Selling Stockholder, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company or such Selling Stockholder shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and such Selling Stockholder; (e) the purchase and sale of the Stock pursuant to this Agreement does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and such Selling Stockholder hereby (x) waive any claims that the Company or such Selling Stockholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and such Selling Stockholder has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133); and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax: 646-291-1469);

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to TD SYNNEX Corporation, 44201 Nobel Drive, Fremont, CA 94538, Attention: David R. Vetter, Chief Legal Officer, with a copy (which shall not constitute notice) to: Pillsbury Winthrop Shaw Pittman LLP, 2550 Hanover Street, Palo Alto, CA 94304-1115, Attention: Allison M. Leopold Tilley and Christina F. Pearson; and

(c) if to the Selling Stockholders, shall be delivered or sent by mail or facsimile transmission to 9 West 57th Street, 42nd Floor, New York, New York 10019, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attention: Brian M. Janson, Esq.; Christodoulos Kaoutzanis, Esq.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Selling Stockholders, the Company and its successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, affiliates and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of any of the Stock from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement, any transaction contemplated by this Agreement and any claim or controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

20. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriters that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

TD SYNNEX CORPORATION

By:	/s/ Marshall W. Witt
Name: Marshall W. Witt
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

AP IX TIGER CO-INVEST (ML), L.P.

By: AP IX Tiger Co-Invest (ML) GP, LLC,
its general partner

By: AP IX Tiger Holdings GP, LLC,
its sole member

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

AP IX TIGER CO-INVEST II, L.P.

By: AP IX Tiger Holdings GP, LLC,
its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

AP IX TIGER HOLDINGS, L.P.

By: AP IX Tiger Holdings GP, LLC,
its general partner

By:	/s/ James Elworth
Name: James Elworth
Title: Vice President

[Signature Page to Underwriting Agreement]

Accepted:

Goldman Sachs & Co. LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.

For themselves and as Representativesof the several Underwriters namedin Schedule I hereto

By Goldman Sachs & Co. LLC

By:	/s/ Elizabeth Wood
Name: Elizabeth Wood
Title: Managing Director

By Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Authorized Signatory

By Citigroup Global Markets Inc.

By:	/s/ Avinash Patel
Name: Avinash Patel
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Shares of Firm Stock	Number of Shares of Option Stock
Goldman Sachs & Co. LLC	1,043,980	156,598
Barclays Capital Inc.	626,389	93,958
Citigroup Global Markets Inc.	626,389	93,958
BofA Securities, Inc.	338,088	50,713
Mizuho Securities USA LLC	338,088	50,713
RBC Capital Markets, LLC	338,088	50,713
Apollo Global Securities, LLC	326,742	49,011
BNP Paribas Securities Corp.	204,214	30,632
HSBC Securities (USA) Inc.	204,214	30,632
MUFG Securities Americas Inc.	204,214	30,632
Wells Fargo Securities, LLC	204,214	30,632
Academy Securities, Inc.	22,690	3,404
Siebert Williams Shank & Co., LLC	22,690	3,404
Total	4,500,000	675,000

SCHEDULE II

Selling Stockholders	Number of Shares of Firm Stock	Number of Shares of Option Stock
AP IX Tiger Holdings, L.P.	2,815,200	422,280
AP IX Tiger Co-Invest II, L.P.	619,800	92,970
AP IX Tiger Co-Invest (ML), L.P.	1,065,000	159,750
Total	4,500,000	675,000

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Dennis Polk

Fred Breidenbach

Richard Hume

Robert Kalsow-Ramos

Hau Lee

Matthew Miau

Nayaki Nayyar

Matthew Nord

Merline Saintil

Ann Vezina

Duane Zitzner

Executive Officers

Richard Hume

Simon Leung

Dennis Polk

Michael Urban

David Vetter

Marshall Witt

Patrick Zammit

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

Number of Firm Stock: 4,500,000

Number of Optional Stock: 675,000

Price to Public: $97.00 per share

Number of Repurchase Shares: 900,000

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Investor Presentation dated January 2023.

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE VII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

Goldman Sachs & Co. LLC,

Barclays Capital Inc.,

Citigroup Global Markets Inc.,

As Representatives of the several

    Underwriters named in Schedule I,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.001 per share (the “Common Stock”), of TD Synnex Corporation, a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Goldman Sachs & Co. LLC (“Goldman Sachs”) on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, lend or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible

1

into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (any such offer, sale, pledge, loan or other disposition, transaction, device or other transfer referred to in clauses (1) and (2), a “Transfer”), or (3) publicly disclose the intention to do any of the foregoing, in each case of clauses (1), (2) and (3), for a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus relating to the Offering (such 60-day period, the “Lock-Up Period”).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which could reasonably be expected to lead to or result in a sale or disposition of Common Stock or any other securities of the Company convertible into, exchangeable for or that represent the right to receive Common Stock even if such Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Stock.

The foregoing restrictions shall not apply to:

(i)

a bona fide gift or gifts, or charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that, if required, any public report or filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall indicate in the footnotes thereto the nature of the transaction;

(ii)

transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, provided further that any such transfer shall not involve a disposition for value, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(iii)

transfers to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value and that no filing under Section 16(a) of the Exchange Act (other than a Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

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(iv)

transfers to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all the outstanding equity securities or similar interests, provided that such partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(v)

transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that no filing under Section 16(a) of the Exchange Act (other than a Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(vi)

transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering or from the Underwriters in the Offering, provided that no filing under Section 16(a) of the Exchange Act (other than a Form 5) or any other public filing or disclosure by or on behalf of the undersigned shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock or other securities acquired in such transactions;

(vii)

(A) the exercise of stock options solely with cash granted pursuant to equity incentive plans described in the Registration Statement, and the receipt by the undersigned from the Company of shares of Common Stock upon such exercise; (B) transfers of shares of Common Stock to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the Registration Statement; (C) transfers of shares of Common Stock for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans described in the Registration Statement; or (D) forfeitures of shares of Common Stock to the Company to satisfy tax withholding requirements of

3

the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each case described in the Registration Statement; provided that, in each case, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Letter Agreement, and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(viii)

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the Offering, involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the provisions of this Lock-Up Letter Agreement;

(ix)

transfers to the Company in connection with the repurchase by the Company from the undersigned of shares of Common Stock of the Company or options or warrants to purchase any Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”) pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company; and provided further that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;

(x)

[(A)] the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period [or (B) transfers of shares of Common Stock pursuant to a 10b5-1 trading plan in existence as of the date hereof, provided that no such transfers of shares of Common Stock pursuant to such plan shall be made prior to the closing date of the Offering][1];

[1]	For specified D&Os.

4

(xi)

if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) distributions of shares of Common Stock or any Derivative Instrument to limited partners, general partners, members, stockholders, or holders of similar interests of the undersigned (or in each case its nominee or custodian) or to any investment holding company controlled or managed by the undersigned or (B) transfers of shares of Common Stock or any Derivative Instrument to affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended); provided that (x) each distributee and transferee agrees to be bound in writing by the restrictions set forth herein, (y) such distribution or transfer shall not be a disposition for value, and (z) no filing under Section 16(a) of the Exchange Act (other than a Form 5), reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

(xii)

[the pledge of shares of Common Stock as collateral or security pursuant to (1) the Margin Loan Agreement dated as of March 3, 2022 among AP IX Tiger Holdings, L.P., AP IX Tiger Holdings GP, LLC, the lenders party thereto and Barclays Bank plc (and any refinancing or other modification of such margin loan financing) or (2) the Margin Loan Agreement dated as of March 3, 2022 among AP IX Tiger Co-Invest (ML), L.P., AP IX Tiger Co-Invest (ML) GP, LLC, the lenders party thereto and Barclays Bank plc (and any refinancing or other modification of such margin loan financing), and, in each case, any transfer upon foreclosure or thereafter upon such shares;][2]

(xiii)

[the transfer from an escrow account of up to 746,980 shares of Common Stock to members of the Company’s management in accordance with resolutions adopted on August 26, 2021 by Tiger Parent Holdings GP, LLC, provided that any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction;][3]

[2]	For Selling Stockholder only.
[3]	For Selling Stockholder only.

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(xiv)

transfers to the undersigned’s employer or any affiliate of the undersigned’s employer (the “Employer”) of shares of Common Stock or any Derivative Instrument which the undersigned received as compensation in their capacity as a member of the Company’s board of directors; provided that (i) such transfer is pursuant to the terms of an employment arrangement of the undersigned with the Employer, (ii) the Employer shall sign and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter Agreement in respect of such shares of Common Stock or such other securities transferred to the Employer pursuant to this clause, and (iii) if required, any public announcement or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing related to a transfer made pursuant to the circumstances described in this clause and no other public announcement or filing shall be required or shall be voluntarily made during the Lock-Up Period;

(xv)	the sale of the undersigned’s shares of Common Stock pursuant to the Underwriting Agreement; or

(xvi)	transfers with the prior written consent of Goldman Sachs on behalf of the Underwriters.

For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering through the Representatives, if the Underwriters notify the Company that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

6

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Stock at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Letter Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Letter Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

This Lock-Up Letter Agreement shall automatically terminate upon the earlier to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (2) February 28, 2023, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

7

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

EXHIBIT B

SIGNIFICANT SUBSIDIARIES

Spire Sub LLC

Tech Data Corporation

Tech Data USA LLC

Tech Data Global Holding, Inc.

Tech Data Finance Partner LLC

Tiger Merger Holdings, LLC

Tiger Midco, LLC

Tech Data Global Finance L.P.

TD SYNNEX Global Holdings

TD SYNNEX UK Acquisition Limited

TD SYNNEX UK Finance Limited

Azlan Group Limited